Exhibit 99.906.CERT
Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
     In conjunction with the Semi-Annual Report to Shareholders on Form N-CSR of Pacific Select Fund (the “Fund”) for the fiscal half-year ended June 30, 2007, as filed with the Securities and Exchange Commission (the “Report”), James T. Morris, as Chief Executive Officer of the Fund, Mary Ann Brown, as President of the Fund and Brian D. Klemens, as Treasurer (Principal Financial and Accounting Officer) of the Fund, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Fund.
Date: August 20, 2007

/s/ James T. Morris
James T. Morris
Chief Executive Officer, Pacific Select Fund

/s/ Mary Ann Brown
Mary Ann Brown
President, Pacific Select Fund

/s/ Brian D. Klemens
Brian D. Klemens
Treasurer (Principal Financial and Accounting Officer), Pacific Select Fund